     As filed with the Securities and Exchange Commission on April 26, 1996

                                                  Registration No.   333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                            COOPER INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                    Ohio                                       31-4156620
      (State or Other Jurisdiction of                        (I.R.S. Employer
      Incorporation or Organization)                        Identification No.)

          1001 Fannin, Suite 4000                                 77002
               Houston, Texas                                   (Zip Code)
   (Address of Principal Executive Offices)


                            COOPER INDUSTRIES, INC.
                             DIRECTORS' STOCK PLAN
                            (Full Title of the Plan)

                              --------------------

                              Diane K. Schumacher
                     Senior Vice President, General Counsel
                                 and Secretary
                            1001 Fannin, Suite 4000
                              Houston, Texas 77002
                    (Name and Address of Agent for Service)
                                 [713] 739-5400
        (Telephone Number, Including Area Code, of Agent for Service)

                              --------------------

                       CALCULATION OF REGISTRATION FEE


========================================================================================
                                             Proposed         Proposed
                                             Maximum          Maximum
Title of Securities              Amount      Offering         Aggregate     Amount of
      to be                      to be       Price Per        Offering      Registration
    Registered                Registered(1)   Share            Price           Fee
- ----------------------------------------------------------------------------------------
Common Stock, $5.00           200,000 Shs    $39.125(2)        $7,825,000     $2,699
   Par Value
========================================================================================

(1) Includes an undeterminable number of additional shares which may become issuable pursuant to antidilution provisions of the Plan.

(2) Average of high and low prices of such stock on the New York Stock Exchange on April 19, 1996.

                            COOPER INDUSTRIES, INC.

                            COOPER INDUSTRIES, INC.
                             DIRECTORS' STOCK PLAN

                             Cross Reference Sheet
                            Pursuant to Rule 404(a)



Form S-8 Item and Heading                              Caption in Registration Statement
- -------------------------                             ---------------------------------
Facing Page

Part I - Information Required in the                   Not Applicable
      Section 10(a) Prospectus

1.  Plan Information                                   Not Applicable

2.  Registration Information and Employee Plan         Not Applicable
    Annual Return

Part II - Information Required in
      the Registration Statement

3.  Incorporation of Documents by Reference            Incorporation of Documents by Reference

4.  Description of Securities                          Not Applicable

5.  Interests of Named Experts and Counsel             Interests of Named Experts and Counsel

6.  Indemnification of Directors and Officers          Indemnification of Directors and Officers

7.  Exemption From Registration Claimed                Exemption From Registration Claimed

8.  Exhibits                                           Exhibits

9.  Undertakings                                       Undertakings

                                    PART II
                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Cooper Industries, Inc. ("Cooper" or "Company"), are incorporated herein by reference and made a part hereof: (a) Annual Report on Form 10-K for the year ended December 31, 1995; (b) Current Report on Form 8-K filed January 26, 1996; and (c) the descriptions of Cooper's common stock, par value $5.00 per share and associated preferred stock purchase rights set forth in the Registration Statements on Form 8-A filed December 23, 1974 and February 23, 1987, respectively, including any amendment or report filed for the purpose of updating such descriptions.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities registered hereunder that remain unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         The consolidated financial statements of Cooper for the year ended December 31, 1995, incorporated by reference in Cooper's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated therein and herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The opinion as to the legality of the securities registered hereunder is being given by Diane K. Schumacher, Senior Vice President, General Counsel and Secretary of the Company.

Item 6.  Indemnification of Directors and Officers.

         Section 1701.13 of the General Corporation Law of the State of Ohio contains detailed provisions for indemnification of directors and officers of Ohio corporations against expenses, judgments, fines and settlements in connection with litigation. The Company's Articles of Incorporation and its Directors' and Officers' Liability Insurance Policy provide for indemnification and insurance, respectively, of the directors and officers of the Company against certain liabilities.

         In addition, on February 17, 1987 the Board of Directors authorized the Company to enter into indemnification agreements with the directors and certain officers that may be designated from time to time by the Board of Directors. The Board's action was approved by the shareholders at their Annual Meeting on April 28, 1987. The indemnification agreements contain provisions for indemnification against expenses, judgments, fines and settlements in connection with threatened or pending litigation, inquiries or investigations that arise out of the director's or officer's acts or omissions in his or her capacity as a director or officer of the Company.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         The following is a list of Exhibits filed with this Registration
Statement:

         4.1 Twenty-Fifth Amended Articles of Incorporation of Cooper Industries, Inc. (incorporated herein by reference to Exhibit
              3.1 of the Company's Form 10-K for the year-ended December 31, 1992.)

         4.2 Rights Agreement dated as of February 17, 1987 between Cooper Industries, Inc. and First City National Bank of Houston (incorporated herein by reference to Registration Statement on Form 8-A filed with the Commission on February 23, 1987), an amendment thereto dated as of August 14, 1989 between Cooper Industries, Inc. and First City National Bank of Houston (incorporated herein by reference to Registration Statement No. 33-57829 on Form S-8 filed with the Commission on February 24, 1995), and an amendment thereto dated as of November 16, 1990 between Cooper Industries, Inc. and First Chicago Trust Company of New York (incorporated herein by reference to Registration Statement No. 33-57829 on Form S-8 filed with the Commission on February 24, 1995).

         4.3 Directors' Stock Plan (incorporated herein by reference to the Cooper Industries, Inc. Proxy Statement for the Annual Meeting of Shareholders to be held on April 30, 1996).

         5.1 Opinion of Diane K. Schumacher as to legality of securities being issued.

         23.1 Consent of Diane K. Schumacher (included in Exhibit 5.1).

         23.2 Consent of Ernst & Young LLP, Independent Auditors.

         24.1 Powers of Attorney from certain members of Cooper Industries, Inc. Board of Directors (included on pages II-5 and II-6).

Item 9.  Undertakings.

         "The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
(1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 25, 1996.

                                     COOPER INDUSTRIES, INC.



                                     By /S/ DIANE K. SCHUMACHER
                                        --------------------------------------
                                        Diane K. Schumacher
                                        Senior Vice President, General Counsel
                                        and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Diane K. Schumacher and Karen E. Herbert and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement, to file the same with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as such person might or could do in person thereby ratifying and confirming all that said attorneys-in-fact or either of them, or their respective substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



 /S/ ROBERT CIZIK                 Director and Chairman                                                    April 25, 1996
- --------------------------        of the Board
     Robert Cizik


 /S/ H. JOHN RILEY, JR.           Director, President and                                                  April 25, 1996
- --------------------------        Chief Executive Officer
     H. John Riley, Jr.


 /S/ D. BRADLEY MCWILLIAMS        Senior Vice President, Finance                                           April 25, 1996
- --------------------------        (Chief Financial Officer)
     D. Bradley McWilliams


 /S/ TERRY A. KLEBE               Vice President and Controller                                            April 25, 1996
- --------------------------        (Chief Accounting Officer)
     Terry A. Klebe


 /S/ WARREN L. BATTS              Director                                                                 April 25, 1996
- --------------------------
     Warren L. Batts

/S/ CLIFFORD J. GRUM                      Director                                                         April 25, 1996
- ---------------------------
    Clifford J. Grum



/S/ HAROLD S. HOOK                        Director                                                         April 25, 1996
- --------------------------
    Harold S. Hook



/S/ CONSTANTINE S. NICANDROS              Director                                                         April 25, 1996
- ----------------------------
    Constantine S. Nicandros



/S/ FRANK A. OLSON                        Director                                                         April 25, 1996
- ---------------------------
    Frank A. Olson



/S/ JOHN D. ONG                           Director                                                         April 25, 1996
- ---------------------------
    John D. Ong

                                 EXHIBIT INDEX


Exhibit No.                               Description
- -----------                               -----------
4.1                       Twenty-Fifth Amended Articles of Incorporation of Cooper Industries, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company's Form 10-K for the year-ended December 31, 1992.)

4.2                       Rights Agreement dated as of February 17, 1987 between Cooper Industries, Inc. and First City
                          National Bank of Houston (incorporated herein by reference to Registration Statement on Form
                          8-A filed with the Commission on February 23, 1987), an amendment thereto dated as of August
                          14, 1989 between Cooper Industries, Inc. and First City National Bank of Houston (incorporated herein by reference to Registration Statement No. 33-57829 on Form S-8 filed with the
                          Commission on February 24, 1995), and an amendment thereto dated as of November 16, 1990 between Cooper Industries, Inc. and First Chicago Trust Company of New York (incorporated herein by reference to Registration Statement No. 33-57829 on Form S-8 filed with the
                          Commission on February 24, 1995).

4.3                       Directors' Stock Plan (incorporated herein by reference to the Cooper Industries, Inc. Proxy
                          Statement for the Annual Meeting of Shareholders to be held on April 30, 1996).

5.1                       Opinion of Diane K. Schumacher as to legality of securities being issued.

23.1                      Consent of Diane K. Schumacher (included in Exhibit 5.1).

23.2                      Consent of Ernst & Young LLP, Independent Auditors.

24.1                      Powers of Attorney from certain members of Cooper Industries, Inc. Board of Directors
                          (included on Pages II-5 and II-6).